SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 17, 2005

(Date of Report)

March 17, 2005

(Date of Earliest Event Reported)

Turinco, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 Commission File Number	87-0618509 (IRS Employer I.D. No.)

1981 East  Murray-Holladay  Road

Salt Lake City, Utah 84117

 (Address of Principal Executive Offices)

801-272-9294

(Registrant's Telephone Number)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:

CHANGE OF DIRECTORS/PRINCIPAL OFFICERS

Effective March 17, 2005, the Company appointed Leonard G. Gordon to fill a vacancy on the board of directors and as Chief Financial Officer of the Company.

Since March 2000, Mr. Gordon has been the Chief Executive Officer of Commercial Scientific Corporation (“ComSci”).  ComSci is a firm that provides consulting services with client enterprises.  Specifically, ComSci has focused on providing services to development stage companies in the complex technology industries.  Prior to his involvement with ComSci, Mr. Gordon had accumulated 20 years experience in chief executive and other senior management positions in the financial services, engineering and high technology businesses.

ITEM 8.01:

OTHER EVENTS

On March 17, 2005, the Company approved a nine for one forward split of its issued and outstanding shares of common stock for shareholders of records as of March 28, 2005.  As of the record date, the Company had 767,000shares issued and outstanding.  Following the forward split, the Company will have 6,903,000 shares issued and outstanding.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TURINCO, INC.

DATE:  March 17, 2005

By: /s/ Penney L. Smith

Penney L. Smith

President and Chief Executive Officer

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